Exhibit 10.34

MODIFICATION AGREEMENT

DATE:	Effective Date July 24, 2012

PARTIES:	Borrower: KONA GRILL, INC., a Delaware corporation (“Borrower”)

Grantors:  KONA RESTAURANT HOLDINGS, INC., a Delaware corporation, KONA SUSHI, INC., an Arizona corporation, KONA TEXAS RESTAURANTS, INC., a Texas corporation, and KONA MACADAMIA, INC., a Delaware corporation (each a “Grantor” and collectively the “Grantors”)

Lender:	STEARNS BANK NATIONAL ASSOCIATION, a national banking association

RECITALS:

A.           Effective February 7, 2012, Lender and Borrower entered into a Business Loan Agreement (“Loan Agreement”) pursuant to which Lender agreed to make and Borrower agreed to draw upon and accept a loan in an amount not to exceed the aggregate sum of $5,000,000 (the “Loan”).  The Loan is also evidenced by a Promissory Note dated February 7, 2012 in the original principal amount of $5,000,000 (the “Original Note”).  Repayment of the Loan is secured by a Commercial Security Agreement executed by Borrower and delivered to Lender (the “Borrower Security Agreement”), and by Commercial Security Agreements each dated February 7, 2012 executed by each of the Grantors and delivered to Lender (the “Grantor Security Agreements”).

B.           Borrower and Grantors have requested and, subject to the terms of this Modification Agreement, Lender has agreed to revise the terms and conditions of the Loan.

C.           To evidence changes in the terms and conditions of the Loan, Borrower has, in addition to entering into this Modification Agreement, executed and delivered to Lender a Renewal Promissory Note of even date herewith in the original principal amount of $6,500,000 (the “Renewal Note”).

D.           The Loan Agreement, the Original Note, the Renewal Note, the Borrower Security Agreement, the Grantor Security Agreements and all other documents and instruments evidencing, securing and documenting the Loan, are hereinafter referred to as the “Loan Documents”.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Grantors and Lender agree as follows:

SECTION 1.  ACCURACY OF RECITALS; DEFINITIONS.

Borrower and Grantors acknowledge that the background recitals set forth above are true and correct statements of fact.  The background recitals set forth above are hereby incorporated into this Modification Agreement as express terms and conditions.  Unless otherwise specifically defined in this Modification Agreement, all initial capitalized terms used herein shall have the meanings ascribed thereto in the Loan Documents.

SECTION 2.  MODIFICATION OF LOAN DOCUMENTS; OTHER AGREEMENTS.

2.1           Subject to the terms and conditions of the Loan Documents and this Modification Agreement, the amount of the Loan, as that term is used in the Loan Documents, shall be $6,500,000.

2.2           All references to the “Note” in the Loan Documents shall be deemed to refer to the Renewal Note.

2.3           Grantors acknowledge that the “Indebtedness” as that term is defined in the Grantor Security Agreements includes, without limitation, the obligations of Borrower pursuant to the Renewal Note and the Loan in the increased amount of $6,500,000.

2.4           Section 6 of the Addendum to the Loan Agreements is deleted and is replaced with the following:

6.  Advances will be available in two Facilities:  Facility A, in a principal amount not to exceed $2,500,000, to be used by Borrower to purchase its own stock and Facility B, in a principal amount not to exceed $6,500,000 (less the outstanding principal balance of Facility A) to be used by Borrower for new tenant improvements and new fixtures, furniture and equipment costs relating to Kona Grill Restaurant locations.

6.1  In addition to the conditions precedent to each advance set forth in the Loan Agreement and the Renewal Note, Lender’s obligation to make advances under the Loan Agreement and the Renewal Note for Facility A shall be subject to the fulfillment, to Lender’s satisfaction, of the following conditions:

(a)	Advances will be made only for the purpose of purchasing Borrower’s own stock.

(b)	maximum of $2,500,000 may be advanced under Facility A.

(c)
For each dollar advanced under Facility A for the purchase of Borrower’s stock, Borrower must provide proof that Borrower has paid an additional dollar from its own funds (which cannot be borrowed) for the purchase of Borrower’s stock.

(d)	No new advances will be available after January 31, 2013.

6.2           In addition to the conditions precedent to each advance set forth in the Loan Agreement and the Renewal Note, Lender’s obligation to make advances under the Loan Agreement and the Renewal Note for Facility B shall be subject to the fulfillment, to Lender’s satisfaction of the following conditions:

(a)	Advances will be made only for new tenant improvements and new fixture, furniture and equipment costs relating to Kona Grill Restaurant locations.

(b)	A maximum of $1,500,000 may be advanced for any one location.

(c)	A maximum of $4,000,000 may be advanced pursuant to Facility B, provided, however, to the extent Facility A is paid down, the availability of Facility B will be increased to a maximum of $6,500,000.

(d)
Borrower shall provide a project budget and sources and uses statements with respect to each location for which new tenant improvements or new fixtures, furniture and equipment will be financed by Lender for Lender’s approval and Lender’s sole discretion.

(e)
For each dollar advanced with respect to new tenant improvements or new fixtures, furniture or equipment at a location, Borrower must provide proof that Borrower or the applicable Kona subsidiary has paid an additional dollar from its own funds (which cannot be borrowed) for the new tenant improvements or new fixtures, furniture or equipment at the location.

(f)
Borrower shall provide or cause its applicable Kona subsidiary to provide to Lender a Landlord Estoppel and Agreement, in form satisfactory to Lender, in its reasonable discretion from the Landlord at any new location.

(g)	No new advances will be available after February 7, 2015.

2.5           In addition to all other statements and reports, Borrower is required to provide, pursuant to the Loan Documents, Borrower shall, on a quarterly basis within 30 days of the end of a quarter, certify to Lender that Borrower is complying with the covenants set forth in the provision entitled “AFFIRMATIVE COVENANTS/Covenant Compliance” in the Loan Agreement.  The certification shall be executed by Borrower’s Chief Executive Officer or Chief Financial Officer and shall be accompanied by sufficient documentation to evidence Borrower’s compliance with the covenants and such additional information and statements as Lender may request.

SECTION 3.  RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

Borrower and Grantors acknowledge the validity of the Loan Documents as modified in this Modification Agreement, which are the legal, valid and binding obligations of the makers thereof in favor of Lender enforceable against Borrower and Grantors in accordance with their terms, all of which are hereby reaffirmed by Borrower and Grantors in their entirety and incorporated into this Modification Agreement by reference.  Borrower and Grantors acknowledge that Borrower and Grantors have no claims, defenses, setoffs or counterclaims against Lender with respect to the Loan or the Loan Documents, as modified in this Modification Agreement.  Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower and Grantors in the Loan Documents, as modified in this Modification Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

Borrower and Grantors represent and warrant to Lender:

4.1           No default or Event of Default under any of the Loan Documents, as modified in this Modification Agreement, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an Event of Default under the Loan Documents, as modified in this Modification Agreement, has occurred and is continuing.

4.2           There has been no material adverse change in the financial condition of Borrower, any Grantor or any other person whose financial statement has been delivered to Lender in connection with the Loan, any Loan Document or this Modification Agreement from the most recent financial statement received by Lender for that person.

4.3           Each and all representations and warranties of Borrower and Grantors in the Loan Documents are accurate on the date hereof.

4.4           Borrower and each Grantor validly exist under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Modification Agreement and to perform the Loan Documents, as modified in this Modification Agreement.  The execution and delivery of this Modification Agreement and the performance of the Loan Documents, as modified in this Modification Agreement, have been duly authorized by all requisite action by or on behalf of Borrower and each Grantor. This Modification Agreement has been duly executed and delivered on behalf of Borrower and each Grantor.

SECTION 5.  ADDITIONAL COVENANTS.

Borrower and Grantors covenant with Lender:

5.1           Borrower and Grantors shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.

SECTION 6.  CONDITIONS PRECEDENT.

The agreements of Lender and the modifications contained in this Modification Agreement shall not be binding upon Lender until Lender has executed and delivered this Agreement and Lender has received, at Borrower’s expense, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by Lender:

6.1           An original of this Modification Agreement fully executed by Borrower and Grantors.

6.2           With respect to Borrower and each Grantor which is a corporation, limited liability company, partnership or trust, such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of that corporation, limited liability company, partnership or trust, and the authority of any person executing this Modification Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust.

6.3           Payment of all the internal and external costs and expenses incurred by Lender in connection with this Modification Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees), not to exceed $10,000.

6.4           Such other documents and instruments as Lender may reasonably require in connection with the transaction contemplated in this Modification Agreement.

SECTION 7.   INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents, as modified in this Modification Agreement, contain the complete understanding and agreement of Borrower, Grantors and Lender in respect of the Loan, and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents, as modified in this Modification Agreement, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8.  BINDING EFFECT.

The Loan Documents, as modified in this Modification Agreement, shall be binding upon and shall inure to the benefit of Borrower, Grantors and Lender and their successors, assigns, executors, legal administrators, personal representatives, heirs, devisees, provided, however, Borrower and Grantors may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

SECTION 9.  CHOICE OF LAW.

This Modification Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to conflicts of law principles.

SECTION 10.  ADEQUACY OF CONSIDERATION.

Borrower and Grantors agree that Lender has given good, valuable and adequate consideration for all of the terms and conditions of this Modification Agreement, including all releases and waivers.

SECTION 11.  NO OBLIGATION TO MAKE FURTHER MODIFICATIONS.

Lender shall have no obligation to make further modifications to the Loan Documents or to the terms of the Loan.

SECTION 12.  REPRESENTATION BY ATTORNEY.

Borrower and Grantors have been represented by an attorney with respect to this Modification Agreement, or have had an adequate opportunity to be represented by an attorney, and have knowingly and voluntarily entered into this Modification Agreement.

SECTION 13.  COUNTERPART EXECUTION.

This Modification Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification Agreement to physically form one document.

DATED as of the date first above stated.

“BORROWER” KONA GRILL, INC., a Delaware corporation By /s/ Berke Bakay Berke Bakay Its President and Chief Executive Officer

“GRANTORS”

KONA RESTAURANT HOLDINGS, INC.,
a Delaware corporation

By /s/ Berke Bakay
Berke Bakay
Its President

KONA SUSHI, INC., an Arizona corporation

By /s/ Berke Bakay
Berke Bakay
Its President

KONA TEXAS RESTAURANTS, INC.,
a Texas corporation

By /s/ Berke Bakay
Berke Bakay
Its President

KONA MACADAMIA, INC.,
a Delaware corporation

By /s/ Berke Bakay
Berke Bakay
Its President

“LENDER” STEARNS BANK NATIONAL ASSOCIATION, a national banking association By /s/ Mark Flesner Name: Mark A. Flesner Title: Vice President

RENEWAL PROMISSORY NOTE
(Loan #2661)

Principal Amount: $6,500,000.00	Effective Date of this Note: July 24, 2012

1.0           Principal and Interest.  For Value Received, KONA GRILL, INC., a Delaware corporation (“Borrower”) promises to pay to the order of STEARNS BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), at its office at 7555 E. Redfield Road, Scottsdale, AZ  85260, or at any other place designated at any time by the holder of this Promissory Note (the “Note”), the principal sum of $6,500,000, together with interest at the Note Rate on the unpaid balance of this Note from the date hereof until this Note is fully paid.

1.1           Advances.  Principal advances under this Note will be governed by and will be made pursuant to the terms of this Note and the Business Loan Agreement entered into by Borrower and Lender on February 7, 2012 (the “Loan Agreement”) as the same has been modified pursuant to a Modification Agreement of even date herewith (the “Modification”).  Lender will not be required to make any advance at any time during the existence of an Event of Default pursuant to Section 4.0 of this Note or after the occurrence and during the continuation of any event identified in Section 4.0 of this Note which after the passage of time would constitute an Event of Default.

1.2           Loan Facilities.  As more fully set forth in the Loan Agreement (as modified in the Modification) advances will be available in two facilities:  Facility A, in a principal amount not to exceed $2,500,000 to be used by Borrower to purchase its own stock and Facility B, in a principal amount not to exceed $6,500,000 (less the outstanding principal balance of Facility A) to be used by Borrower for new tenant improvements and new fixtures, furniture and equipment costs relating to Kona Grill restaurant locations.

1.3           Note Rate.  The Note Rate will initially be 5.75% per annum for advances made for Facility A and 4.95% per annum for advances made for Facility B and will be adjusted each time the Index changes (each an “Adjustment Date”).  On each Adjustment Date, the Note Rate will equal the “Index” plus 1.00% (100 basis points).  As used herein, the term “Index” shall mean the rate published by The Wall Street Journal from time to time under the heading “Money Rates” as the Prime Rate of interest on corporate loans at large U.S. money center commercial banks, with the understanding that the Prime Rate is a guide to general levels and does not always represent actual transactions.  In the event the rate as published is stated as a range of rates, the highest rate shall be used.  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current index rate upon Borrower’s request.  The interest rate change will not occur more often than each DAY.  Borrower understands that Lender may make loans based on other rates as well.  Notwithstanding the foregoing, the Note Rate for advances made for Facility A shall never be less than 5.75% per annum and the Note Rate for advances made for Facility B shall never be less than 4.95% per annum.

1.4           360 Day Year.  Interest shall be computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.

2.0           Installments.   Monthly payments of principal and interest for Facility B will be calculated as follows:  For each location at which new tenant improvements or new fixture, furniture or equipment are being funded, all advances will be aggregated separately from the advances made for all other locations.  From the date of the first advance for a location until the date six months after the first advance for the location, only accrued monthly interest must be paid.  No more advances will be made within respect to the location after the six month period.  Beginning with the first payment due on the Note after the expiration of the six month period, the principal and interest payment with respect to the location shall be calculated based upon a constant maturity seventy-two months after the first advance for the location (subject to adjustment as the Index changes).  On or before the first day of each month, Lender will provide a billing notice to Borrower stating the amount of accrued interest and principal due and payable for all locations.  Borrower will pay this amount within 10 days of the date on which Lender delivers the notice.  Interest will be calculated on the basis of principal actually outstanding.

Monthly payments of principal and interest for Facility A will be calculated as follows:  From the date of the first advance through and until the payment due for January, 2013, only accrued monthly interest must be paid.  Thereafter, principal and interest payments shall be calculated based upon a constant maturity of January 31, 2015 (subject to adjustments as the Index changes).  On or before the first day of each month, Lender will provide a billing notice to Borrower stating the amount of accrued interest due and payable for Facility A.  Borrower will pay this amount within 10 days of the date on which Lender delivers the notice.  Interest will be calculated on the basis of principal actually outstanding.

If not already due and payable based upon amortization as provided above, all unpaid amounts due pursuant to this Note, together with any advances or other amounts due pursuant to any other “Loan Documents” shall be due and payable in full on February 7, 2021 (the “Maturity Date”).  As used herein, the term Loan Documents means this Note, the Loan Agreement, the Modification and any other document executed and delivered by or on behalf of Borrower to evidence, secure or otherwise effectuate the loan evidenced by this Note or the Loan Agreement.

3.0           Prepayment Generally.  Borrower may prepay this Note in full or in part at any time.  Any partial prepayments shall not delay the due dates or change the principal portion of the remaining payments until this Note is paid in full.

4.0           Default and Remedies. The following shall be Events of Default under this Note: (i) if any payment under this Note is not paid when due and (ii) any Event of Default occurs pursuant to any other Loan Document which is not cured as provided in the Loan Document.  If an Event of Default occurs, then Lender may, at its option, and without further notice, demand or presentment for payment to Borrower or others, declare immediately due and payable the outstanding principal balance of this Note and interest accrued thereon.  Lender may exercise this option to accelerate after the occurrence of an Event of Default regardless of any prior forbearance.  Lender shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorneys’ fees, whether suit be brought or not.

4.1           Late Charges.   Should any payment required under this Note not be paid in full on or before the tenth day after which such payment is due, Borrower acknowledges that the Lender will incur extra expenses for the handling of the delinquent payment and servicing the indebtedness evidenced hereby, and that the exact amount of these extra expenses is extremely difficult and impractical to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment including a payment at maturity (“Late Charge”) would be a fair approximation of the expense so incurred by Lender.  If applicable law requires a lesser charge, however, then the maximum charge permitted by such law may be charged by Lender for said purpose.  Therefore, Borrower shall, in such event, without further notice, and without prejudice to the right of Lender to collect any other amounts provided to be paid hereunder or under the Loan Documents or any other instrument executed for purposes of further securing payment of the obligations evidenced by this Note, or to declare an Event of Default, pay to Lender immediately upon demand the Late Charge to compensate Lender for expenses incurred in handling delinquent payments.

4.2           Interest Payment Upon Default.  If an Event of Default occurs, then the unpaid principal amount of this Note, and all accrued and unpaid interest thereon shall bear interest at the applicable Note Rate plus 5% (500 basis points) per annum compounded daily (“Default Rate”) from the date of expiration of any applicable cure or grace period until such time, if any, as the Event of Default is cured and this Note is reinstated as permitted by applicable law, or otherwise until such time as the unpaid principal amount of this Note and all other indebtedness evidenced by this Note are fully repaid, whichever is earlier.

5.0           Application of Payments.  Each payment, when paid, shall be applied, first, to the payment of interest, second, to the reduction of principal, third, in payment of any late payment charge; and the balance, if any, to any fees or expenses incurred by Lender in collecting this Note or enforcing any provision of this Note or of any of the Loan Documents.

6.0           Minnesota Law and Venue.   This Note shall be subject to and governed by federal law applicable to Lender, and to the extent not preempted by federal law, by the laws of the State of Minnesota and all questions concerning the meaning or intention of the terms of this Note or concerning the validity thereof, and questions relating to performance under this Note shall be adjudged and resolved in accordance with federal law applicable to Lender, and to the extent not preempted by federal law, by the laws of the State of Minnesota.  All actions to enforce the terms and provisions of this Note shall be brought and maintained only within the State of Minnesota, and Lender and Borrower hereby consent to the exclusive jurisdiction of the State Courts, sited in Stearns County, Minnesota.  Lender and each Borrower hereby expressly waive any and all rights which it may have to make any objection based on (a) jurisdiction, to any suit brought to enforce this Note in the State of Minnesota or (b) venue, to any action brought to enforce this Note in Stearns County, Minnesota, in each case in accordance with the above provisions.  Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid pursuant to applicable laws; however, if any part hereof shall be prohibited by applicable law or invalid thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity only and without invalidating the remainder thereof.  Nothing in this Section 6.0 will prevent the docketing, registration or enforcement of any judgment or order obtained in compliance with the terms of this Section 6.0 in a state or jurisdiction other than Minnesota.  Nothing in this Section 6.0 will prevent Lender from bringing any action or conducting any proceeding in a state or jurisdiction other than the State of Minnesota for the purpose of foreclosing upon, executing on, bringing any action in replevin with respect to or in any other way realizing upon any collateral securing the loan evidenced by this Note.  This Note has been accepted by Lender in the State of Minnesota.

7.0           Payment of Taxes and Expenses.

(a)           Borrower further promises to pay to Lender, immediately upon written notice from Lender: (i) all recordation, transfer, stamp, documentary or other taxes levied on Lender (exclusive of Lender’s income taxes) by reason of the making or recording of this Note or any other Loan Documents, and (ii) all intangible property taxes by reason of making this Note levied upon Lender as the lender of this Note or as secured party under the Loan Documents.

(b)           Borrower further promises to pay to Lender immediately upon written notice from Lender, all reasonable costs, expenses, disbursements, escrow fees, title charges and reasonable legal fees and expenses actually incurred by Lender and its counsel in (i) the collection, attempted collection, or negotiation and documentation of any settlement or workout of the principal amount of this Note, the interest thereon or any installment or other payment due hereunder, and (ii) any action or proceeding whatsoever in regard to this Note or to protect, sustain or enforce the lien of any instrument securing this Note, including, without limitation, in any bankruptcy proceeding or judicial or non-judicial foreclosure proceeding or public sale.  It is the intent of the parties that Borrower pay all expenses and reasonable attorneys’ fees incurred by Lender as a result of Lender’s entering into the loan transaction evidenced by this Note.

(c)           To the extent that any such tax, cost, expense, fee or charge is identified as a closing cost, no separate notice from Lender is required.

8.0           Borrower’s Covenants.  Borrower agrees that (a) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq. (1982); and (b) said obligation constitutes a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers.

9.0           Severability.   The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and  enforceable, that the remainder of the Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

10.0           Usury Laws.   It is the intention of Borrower and Lender to conform strictly to the usury laws now or hereafter in force with respect to this Note, and any interest payable under this Note or any other Loan Document shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under the usury laws of the State of Minnesota as now or hereafter construed by the courts having jurisdiction over such matters.  In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (a) canceled automatically to the extent that such interest exceeds the maximum legal rate; (b) if already paid, at the option of the Lender, either be rebated to Borrower or credited on the principal amount of the Note or (c) if the Note has been prepaid in full, then such excess shall be rebated to Borrower.

11.0           Waivers by Borrower.   As to this Note and the other Loan Documents and any other instruments securing the indebtedness, Borrower and all guarantors, sureties and endorsers, severally waive all applicable exception rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notice of default specifically provided for in the Loan Documents).  To the extent permitted by law, Borrower further waives all benefit that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to enforce the Loan Documents, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment.

12.0           Borrower Not Released.   No delay or omission of Lender to exercise any of its rights and remedies under this Note or any other Loan Document at any time following the happening of an Event of Default shall constitute a waiver of the right of Lender to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default.  This Note, or any payment hereunder, may be extended or, in any way, amended from time to time by agreement in writing between Borrower and Lender without in any other way affecting the liability and obligations of Borrower and endorsers, if any.

13.0           Successors and Assigns.   The provisions of this Note shall be binding upon Borrower and Borrower’s legal representatives, successors and assigns (provided, however, that this provision does not imply or create any right in Borrower to assign any obligations under this Note) and shall inure to the benefit of Lender and its successors and assigns.

14.0           Remedies Cumulative.   The remedies of Lender as provided in this Note or in any other Loan Document, and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Lender, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy.  No remedy under this Note, conferred upon or reserved to Lender is intended to be exclusive of any other remedy provided in this Note or any of the other Loan Documents or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under the Loan Documents or hereunder or now or hereafter existing at law or in equity or by statute.

15.0           Notices.  All notices, written confirmation of wire transfers and all other communications with respect to this Note shall be deemed delivered or given in accordance with this Note (i) two (2) business days after it is deposited in the United States mail; (ii) the next business day after it is deposited with a nationally-recognized over-night courier; (iii) the next business day after it is personally delivered; or (iv) the next business day after it is sent by electronic transmission (e.g. facsimile or email) (delivery by facsimile shall be followed by deposit of a hard copy of the notice by any of the other permitted methods of delivery within 24 hours); and addressed as follows:

If to Lender:

Stearns Bank National Association
9225 E. Shea Blvd.
Scottsdale, AZ  85260
ATTN:  Mark Fleshner
Fax No. (480) 314-4900
Email:  markf@stearnsbank.com

If to Borrower:

Kona Grill, Inc.
7150 E. Camelback Road, Ste. 220
Scottsdale, AZ  85251-1233
ATTN:  Berke Bakay
Fax No. (480) 991-6811
Email:  bakay@konagrill.com

Notices shall be deemed effective the date they are deemed to be delivered.  Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified, 10 days prior to the effective date of such change.

16.0           No Oral Modification.  This Note may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

17.0           Time.   Time is of the essence with regard to the performance of the obligations of Borrower in this Note and each and every term, covenant and condition herein by or applicable to Borrower.

18.0           Captions.  The captions and headings of the paragraphs of this Note are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

19.0           Electronic Imaging.  Borrower agrees that electronically reproduced copies of this Note will be treated as originals and will be admissible as evidence of this Note and the obligations evidenced by this Note.  Borrower agrees not to challenge the authenticity of the electronically reproduced copies.

20.0           Right of Set Off.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

21.           Renewal.  This Note is a renewal of a Note (the “Original Note”) dated February 7, 2012 in the original principal amount of up to $5,000,000.  This Note supersedes and replaces the Original Note.

KONA GRILL, INC. By: /s/ Berke Bakay Berke Bakay Its Chief Executive Officer and President